EXHIBIT 99

                                      PROXY

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                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

     Know all men by these presents that I, the undersigned shareholder in Security National Bank, do hereby appoint Jerry M. Bauer, T.L. Schiefelbein, Gerald Sundstrom, Gerald L. Levenske, Carole Komro, Robert Davidian, and each of them individually, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Security National Bank, to be held on _____________ ___, 1999, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)  FOR  [   ]                AGAINST  [   ]             ABSTAIN  [   ]

     the following resolution:

          RESOLVED, that the formation of a bank holding company for Security National Bank, pursuant to the terms and conditions of an Agreement and
     Plan of Reorganization between Security National Bank and Security Financial Services Corporation and a Merger Agreement between Security National Bank and New Security National Bank, whereby (a) Security National Bank will become a wholly-owned subsidiary of Security Financial Services Corporation, and (b) shareholders of Security National Bank will become shareholders of Security Financial Services Corporation, is hereby authorized and approved.

(2) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" The Reorganization.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: _____________, 1999


                                       ______________________________________
                                       Signature


                                       ______________________________________
                                       Signature if held jointly, or title